Exhibit 21.1

EXCEL TRUST, INC. SUBSIDIARIES

Excel Barbourville, LLC a Delaware limited liability company

Excel Beckley, LLC a Delaware limited liability company

Excel Brandywine, LLC a Delaware limited liability company

Excel Centre Partners, LLC a California limited liability company

Excel Dothan, LLC a Delaware limited liability company

Excel Foxwood, LLC a Delaware limited liability company

Excel Gilroy LLC, a Delaware limited liability company

Excel Hulen, LLC a Delaware limited liability company

Excel Jewel, LLC a Delaware limited liability company

Excel Milledgeville, LLC a Delaware limited liability company

Excel Missoula, LLC a Delaware limited liability company

Excel Newport, LLC a Delaware limited liability company

Excel North Corbin, LLC a Delaware limited liability company

Excel Princeton, LLC a Delaware limited liability company

Excel Red Boulder, LLC a Delaware limited liability company

Excel Rockwall, LLC a Delaware limited liability company

Excel Rosewick, LLC a Delaware limited liability company

Excel San Marcos LLC a Delaware limited liability company

Excel Shippensburg, LLC a Delaware limited liability company

Excel South Corbin, LLC a Delaware limited liability company

Excel St. Marys, LLC a Delaware limited liability company

Excel Stockton, LLC a Delaware limited liability company

Excel Trust, Inc., a Maryland limited liability company

Excel Trust, L.P., a Delaware limited partnership

Excel TRS. Inc., a Delaware corporation

Excel Twin Oaks, LLC a Delaware limited liability company

Excel Vestavia, LLC a Delaware limited liability company

Five Forks GS, LLC a Delaware limited liability company